Exhibit 99.1

Model N to Acquire Deloitte’s Life Sciences Pricing and Contracting Solutions Business

Revenue Management Market Leader Expands Market Opportunity
with Acquisition

SAN MATEO, Calif. – Dec 17, 2020 – Model N, Inc. (NYSE: MODN), the leader in cloud revenue management solutions, today announced that it has entered into a definitive agreement to acquire Deloitte’s life sciences pricing and contracting solutions business and underlying technology.
The acquisition broadens Model N’s portfolio to better serve a larger segment of the market from pre-commercial to the largest life sciences companies in the world. It also brings new life sciences customers, talent and intellectual property that complement Model N’s robust customer base and market leading offering.

“We are very excited to welcome Deloitte’s life sciences pricing and contracting solutions customers and employees to the Model N community. We believe the acquisition of this business allows us to offer revenue management to the broader life sciences market” said Jason Blessing, president and chief executive officer of Model N. “Deloitte’s cloud software and expert services solution are purpose built to help companies scale from pre-commercial to billion dollar enterprises. Model N has not historically gone after the pre-commercial segment, so this is an exciting addition to our total addressable market.”

Model N plans to acquire Deloitte’s life sciences pricing and contracting solutions business and underlying technology for $60 million in cash. Model N expects the transaction to close in late December 2020 and to have no contribution to its first quarter fiscal year 2021 results. More financial details of the transaction will be provided on Model N’s first quarter fiscal year 2021 earnings conference call after the transaction has closed.

About Model N
Model N enables life sciences and high tech companies to drive growth and market share, minimizing revenue leakage throughout the revenue lifecycle. With deep industry expertise and solutions purpose-built for these industries, Model N delivers comprehensive visibility, insight and control over the complexities of commercial operations and compliance. Its integrated cloud solution is proven to automate pricing, incentive and contract decisions to scale business profitably and grow revenue. Model N is trusted across more than 120 countries by the world’s leading pharmaceutical, medical technology, semiconductor, and high tech companies, including Johnson & Johnson, AstraZeneca, Stryker, Seagate Technology, Broadcom and Microchip Technology. For more information, visit www.modeln.com.

As used in this document, “Deloitte” means Deloitte & Touche LLP, a subsidiary of Deloitte LLP. Please see www.deloitte.com/us/about for a detailed description of its legal structure. Certain services may not be available to attest clients under the rules and regulations of public accounting.

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Model N’s product portfolio and value proposition. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the possibility that the transaction will not be completed in the anticipated timeframe, or at all, or that the conditions required to complete the transaction will not be met; (ii) the possibility that the expected benefits related to our acquisition may not materialize as expected; (iii) the ability to successfully integrate Deloitte’s life sciences pricing and contracting solutions business and underlying technology; (iv) delays in closing customer contracts; (v) our ability to improve and sustain our sales execution; (vi) the timing of new orders and the associated revenue recognition; (vii) adverse changes in general economic or market conditions; (viii) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (ix) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (x) our ability to manage our growth effectively; (xi) acceptance of our applications and services by customers; (xii) success of new products; (xiii) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xiv) changes in health care regulation and policy and tax in the United States and worldwide; (xv) our ability to retain customers; and (xxi) adverse impacts on our business and financial condition due to COVID-19. Further information on risks that could affect Model N’s results is included in our filings with the Securities and

Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2020, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

For more information, please contact:

Beth Pampaloni
Senior Director, Corporate Communications
Model N
bpampaloni@modeln.com
(650) 867-9875

Gwyn Lauber
Director, Investor Relations
Model N
investorrelations@modeln.com
650-610-4998